Exhibit 31.1

Rule 13a-14(a)/15d-14(a) Certification

I, Russell H Plumb, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of Biota Pharmaceuticals, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: June 19, 2014	By:	/s/ Russell H Plumb
Russell H Plumb
Chief Executive Officer and President
(Principal Executive Officer and Principal Financial Officer)